Exhibit 4.3

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2014, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), each of the parties identified as a New Subsidiary Guarantor on the signature pages hereto (each, a “New Subsidiary Guarantor” and collectively, the “New Subsidiary Guarantors”), REGIONS BANK, as Trustee under the Indenture (the “Trustee”) and Credit Suisse AG (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors and the Trustee have heretofore executed and delivered to the Trustee an Indenture as amended, supplemented, waived or otherwise modified (the “Indenture”), dated as of August 17, 2012, providing for the issuance of the 5.125% Senior Secured Notes due 2018 (the “Securities”);

WHEREAS, each of the undersigned New Subsidiary Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a New Subsidiary Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Collateral Agent, the Issuer and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guaranties. Each New Subsidiary Guarantor hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, shall inure to the benefit of the Trustee and every Holder of Securities heretofore or hereafter authenticated and the Issuer, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 7. Benefits Acknowledged. Each New Subsidiary Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each New Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of this 30th day of June, 2014.

CHS/Community Health Systems, Inc., a Delaware corporation

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President, Secretary and General Counsel

Anniston HMA, LLC, an Alabama limited liability company

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President and Secretary

Health Management General Partner I, LLC, a Delaware limited liability company

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President and Secretary

HMA Services GP, LLC, a Delaware limited liability company

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President and Secretary

Hospital Management Services of Florida, LP, a Florida limited partnership

By:	HMA Services GP, LLC, its general partner

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President and Secretary

Sharon Pennsylvania Holdings, LLC, a Delaware limited liability company

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President and Secretary

Sharon Pennsylvania Hospital Company, LLC, a Delaware limited liability company

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President and Secretary

Tennessee HMA Holdings, LP, a Delaware limited partnership

By:	Health Management General Partner I, LLC, its
general partner

By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President and Secretary

Regions Bank, as Trustee

By:	/s/ Paul Williams
Paul Williams
Vice President

Credit Suisse AG, as Collateral Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory